UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2023

KANDI TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33997	90-0363723
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Jinhua New Energy Vehicle Town

Jinhua, Zhejiang Province

People’s Republic of China

Post Code 321016

(Address of principal executive offices)

(86-579) 8223-9700

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KNDI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignation of Xiaoming Hu

Effective January 9, 2023, Mr. Xiaoming Hu, Chief Executive Officer (“CEO”), and Chairman and a director of the board (the “Board”) of Kandi Technologies Group, Inc. (the “Company”), resigned from his position as the CEO of the Company, for the purpose of Company’s long-term growth training of young management. Mr. Hu will remain to be Chairman and a director of the Board.

Appointment of Xueqin Dong

Effective January 10, 2023, upon the nomination by the Nominating and Corporate Governance Committee, the Board appointed Dr. Xueqin Dong as Chief Executive Officer of the Company.

Dr. Dong, aged 41, has served as the Company’s director since December 2021. He has rich practical experience and extensive knowledge and expertise in the fields of automotive engineering, automotive safety and others. He has successively served as the General Manager of Jiangsu Xingchi Electric Power Technology Co., Ltd, the Deputy General Manager of Jiangsu Yixing Vehicles Co., Ltd, the General Manager of Yijue Automobile (Shanghai) Co., Ltd, the Deputy General Manager of business department of Automobile Design and Research Institute Co., Ltd. of Shanghai Tongji University, and the R&D Engineer of Jiangling Automobile Co., Ltd. In addition, Dr. Dong has also participated in multiple technology R & D projects, including the research and development of Class AO small urban pure electric vehicles, and test, evaluation and standard technology related to whole electric vehicles and its parts; safety technology of electric vehicles in typical crash mode in the Project of Shanghai Bureau of Quality and Technical Supervision; among others. Furthermore, Dr. Dong has published 11 papers on automobile and electric vehicle engineering technology. He also owns 18 utility model patents, 2 invention patents and 1 appearance design patent. Dr. Dong received a Doctor Engineering degree in Vehicle Engineering from Shanghai Tongji University.

Dr. Dong shall receive an annual salary in the amount of RMB500,000 (approximately $74,443). He will also receive a year-end 20,000 shares of the common stock under the Company’s 2008 Omnibus Long-Term Incentive Plan, which shall be issuable at the one-year anniversary from his appointment.

There are no family relationships between Dr. Dong and any director or other executive officer of the Company. There are no transactions between Dr. Dong or any member of his immediate families and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission. Further, there is no arrangement or understanding between Dr. Dong and any other persons or entities pursuant to which Dr. Dong was appointed as Chief Executive Officer of the Company.

ITEM 7.01 REGULATION FD DISCLOSURE.

On January 11, 2023, the Company issued a press release announcing the CEO transition.

A press release of the Company is furnished to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

Exhibit No.	Description
99.1	Press Release of Kandi Technologies Group, Inc. announcing the CEO transition dated January 11, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANDI TECHNOLOGIES GROUP, INC.

Date: January 11, 2023	By:	/s/ Xueqin Dong
	Name:	Xueqin Dong
	Title:	Chief Executive Officer (Principal Executive Officer)

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